UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the co-registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Warner Music Group Corp. (the “Company”) and Michele J. Hooper entered into a Director Restricted Stock Award Agreement on March 2, 2006, under which Ms. Hooper will be granted 3,842 shares of the Company’s common stock, which as of March 2, 2006, represents less than 1% of the common stock of the Company. The restricted stock agreement provides that the restricted shares vest on the first anniversary of the award date, which is February 23, 2006. Such shares shall be forfeited without consideration by Ms. Hooper at any time prior to vesting upon the cessation of her Board membership, with certain exceptions. Ms. Hooper’s restricted stock agreement is attached to this current report on Form 8-K as Exhibit 10.1.

The Company and Shelby W. Bonnie entered into a Director Restricted Stock Award Agreement on March 2, 2006, under which Mr. Bonnie will be granted 3,842 shares of the Company’s common stock, which as of March 2, 2006, represents less than 1% of the common stock of the Company. The restricted stock agreement provides that the restricted shares vest on the first anniversary of the award date, which is February 23, 2006. Such shares shall be forfeited without consideration by Mr. Bonnie at any time prior to vesting upon the cessation of his Board membership, with certain exceptions. Mr. Bonnie’s restricted stock agreement is attached to this current report on Form 8-K as Exhibit 10.2.

Common stock granted pursuant to the Director Restricted Stock Award Agreements is in accordance with the Company’s currently established compensation policies with respect to independent directors and will be granted under the Company’s 2005 Omnibus Award Plan.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Director

At a meeting of the Board of Directors of the Company on March 2, 2006, and as announced in a press release dated March 6, 2006 attached hereto as Exhibit 99.1, the Board elected Ms. Hooper, based upon, among other considerations, the recommendation of the Executive, Governance and Nominating Committee, to fill one of two remaining independent directorships in accordance with the Company’s by-laws. The Board has determined that Ms. Hooper is “independent” as defined in NYSE rules and a “financial expert” as such term is defined in SEC and NYSE rules. Ms. Hooper was also appointed by the Board of Directors to the Audit Committee of the Company. The Audit Committee of the Company now consists of Richard Bressler, the Chair, Shelby Bonnie and Ms. Hooper. Scott Jaeckel resigned from the Audit Committee simultaneous with Ms. Hooper’s appointment. Ms. Hooper was also elected to the Board of Directors of each of WMG Holdings Corp., a wholly owned subsidiary of the Company, and WMG Acquisition Corp., a wholly-owned subsidiary of WMG Holdings Corp.

Ms. Hooper is a co-founder and Managing Partner of The Directors’ Council which specializes in corporate board of director recruitment focused primarily on diversity candidates and board advisory services. Ms Hooper serves on the corporate boards of directors of PPG Industries, Inc. and AstraZeneca PLC and chairs the Audit Committee for PPG. Ms. Hooper recently retired as Chair of the Audit Committee and board member of Target Corporation, and previously was a board member of Seagram Company Ltd and DaVita Corporation. Ms. Hooper is a board member, National Association of Corporate Directors (NACD), and is President of NACD’s Chicago Chapter. She is a commissioner on the 2004 and the 2005 NACD Blue Ribbon Commissions on governance. Ms Hooper is a member of the OECD Advisory Panel on Boardroom Practices. She is a member of the Advisory boards of American Telecare, L.E.K. Consulting and Equis Corporation. Ms Hooper is a frequent speaker on governance and audit committee issues. Previously, Ms Hooper served as President and Chief Executive Officer of Voyager Expanded Learning and of Stadtlander Drug Company, Inc. Prior to joining Stadtlander, Ms. Hooper was appointed as Corporate Vice President, Caremark International Inc, a spinoff of Baxter International, and President of the International Business Group, responsible for the expansion of Caremark into Europe, Canada and Japan. Ms. Hooper began her career at Baxter and held positions of increasing responsibility before her appointment as Vice President, Corporate Planning. From 1988 to 1992, as President of Baxter Canada, Ms. Hooper was responsible for Canada’s largest health care and laboratory supplies company. Ms. Hooper is a Board member of the Center for Disease Control Foundation, and Evanston Northwestern Healthcare. She is a member of The Economic Club of Chicago, the World President’s Organization (WPO), Executive Leadership Council (ELC) and The Chicago Network. Ms. Hooper earned an MBA at the University of Chicago and a BA in Economics at the University of Pennsylvania.

In connection with her election, and in accordance with the Company’s currently established compensation policies with respect to independent directors, Ms. Hooper will be paid an annual retainer of $160,000 for her service as a director and a member of the Audit Committee. One-half of this retainer was paid in the form of an initial grant of 3,842 shares of the Company’s common stock. Such shares are subject to the terms of a Director Restricted Stock Award Agreement, which is described in Item 1.01 above. The remainder of the annual retainer will be paid in cash to Ms. Hooper in equal installments once a month in arrears as an independent contractor on the Company’s payroll system as long as Ms. Hooper continues to serve as an independent director.

With the election of Ms. Hooper, the Company is in compliance with the NYSE requirements applicable to newly registered companies to have a majority of independent audit committee members up to one year after its initial registration and to have an audit committee composed entirely of independent directors within one year of its initial registration. As previously announced, the Company expects to add a third independent director within twelve months of the completion of its initial public offering, which took place on May 10, 2005.

Resignation of Director

In addition, as of March 2, 2006, Charles Brizius resigned from the Board of Directors of the Company and its subsidiaries WMG Holdings Corp. and WMG Acquisition Corp. As previously disclosed, a stockholders agreement between the Company and its Investor Group consisting of Thomas H. Lee Partners, L.P. and its affiliates (“THL”), Bain Capital and its affiliates, Providence Equity Partners Inc. and its affiliates and Music Capital Partners, L.P. (together, the “Investor Group”) provides that the Company’s Board of Directors consist of up to fourteen members, with five directors designated by THL, five directors designated by other members of the Investor Group, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and three other directors to be chosen unanimously by the vote of the Company’s Board of Directors. Due to the fact that Richard Bressler, formerly one of our independent directors, ceased to be independent as a result of his employment with THL, there are currently six THL directors, one more than called for under the stockholders agreement. Upon the resignation of Mr. Brizius, who was a director designated by THL pursuant to the stockholders agreement, the Board consists of 13 members, including five THL directors. At such time as the Company adds a third independent director, the size of the Board will be increased to 14.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of March 2, 2006, between Warner Music Group Corp. and Michele J. Hooper.

10.2	Director Restricted Stock Award Agreement, dated as of March 2, 2006, between Warner Music Group Corp. and Shelby W. Bonnie.

99.1	Press Release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: March 6, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: March 6, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of March 2, 2006, between Warner Music Group Corp. and Michele J. Hooper.

10.2	Director Restricted Stock Award Agreement, dated as of March 2, 2006, between Warner Music Group Corp. and Shelby W. Bonnie.

99.1	Press Release dated March 6, 2006.

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